Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Zheng Hui Industry Corporation
Daokou Industry Park, Yingli Town
Shouguang, Shandong, P.R. China 26217

We hereby consent to the use in this Registration Statement on the amended Form S-1 of our report dated March 11, 2011, related to the consolidated financial statements of Zheng Hui Industry Corporation, which is contained in this amended S-1 Registration Statement. We also consent to the reference to us under the captions of “Experts”, Selected Financial and Operating Data and Summary Financial and Operating Data in the Prospectus.

/s/ EFP Rotenberg, LLP

EFP Rotenberg, LLP
Rochester, New York
March 21, 2011